Exhibit 99.1

Investor Relations:	Brian P. Callahan, Chief Financial Officer
bcallahan@spheris.com (615) 261-1500

Michele Peden, Director of Communications
mpeden@spheris.com (615) 261-1580
For Immediate Release
March 26, 2008
SPHERIS REPORTS FOURTH QUARTER AND YEAR-END 2007 RESULTS
FRANKLIN, Tenn (March 26, 2008) — Spheris, a leading global outsource provider of clinical documentation technology and services, today announced results for the three and twelve months ended December 31, 2007.
Financial Highlights—Fourth Quarter of 2007

Net revenues for the fourth quarter of 2007 were $48.6 million compared with $51.4 million in the fourth quarter of 2006. The $2.8 million decrease in net revenues during the fourth quarter of 2007 from the prior-year period was primarily caused by delayed implementations during the first half of 2007 of signed new business, industry pricing pressures affecting both our existing and new customer relationships and less signed new business driven, in part, by the timing of the Company’s new technology development initiatives. Operating income was $1.2 million, or 2.5% of net revenues, during the fourth quarter of 2007 compared with $1.3 million, or 2.4% of net revenues, during the prior-year period. The slight improvement in operating income margin during the fourth quarter of 2007 compared with the prior-year period was primarily due to operational cost savings from increased utilization of the Company’s global production capabilities, lower medical language specialist, or MLS, direct costs and other operating expense reductions, as well as decreased depreciation expense. These savings were partially offset by the impact of unfavorable foreign currency exchange rates associated with production costs of the Company’s Indian operations.
Earnings before interest, taxes, depreciation and amortization, or EBITDA, was $7.3 million, or 15.0% of net revenues, in the fourth quarter of 2007 compared with $8.1 million, or 15.8% of net revenues, in the prior-year period. The decrease in EBITDA in the fourth quarter of 2007 as compared with the prior-year period was primarily due to the impacts of lower net revenues and the unfavorable foreign currency exchange rates described above.
EBITDA is a non-GAAP financial measure. Please refer to the “Supplemental Financial Information” and related note contained in this press release for further discussion and reconciliation of GAAP financial measures to EBITDA.
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Spheris Reports Fourth Quarter and Year-End 2007 Results

March 26, 2008
Financial Highlights—Year Ended December 31, 2007
Net revenues for the year ended December 31, 2007 were $200.4 million compared with $207.1 million in 2006. The decline in net revenues during 2007 as compared with 2006 was primarily caused by delayed implementations during the first half of 2007 of signed new business, industry pricing pressures affecting both our existing and new customer relationships and less signed new business driven, in part, by the timing of the Company’s new technology development initiatives. Operating income was $7.4 million, or 3.7 % of net revenues, during 2007 compared with $4.1 million, or 2.0% of net revenues, during 2006. The improvement in operating income margin during 2007 was primarily due to operational cost savings from increased utilization of the Company’s global production capabilities, lower MLS-related direct costs and other operating expense reductions, as well as decreased depreciation expense. These savings were partially offset by the impact of unfavorable foreign currency exchange rates associated with production costs of the Company’s Indian operations.
EBITDA was $31.6 million, or 15.8% of net revenues, in the year ended December 31, 2007 compared with $30.7 million, or 14.8% of net revenues, in 2006. The increase in 2007 EBITDA as compared with 2006 was primarily due to the impacts of operating cost savings and decreased depreciation expense described above.
Commenting on the fourth quarter and year-end 2007 results, Steven E. Simpson, president and chief executive officer of Spheris, stated, “I’m pleased to announce that we not only finished the year with a strong annual EBITDA performance, but also with great confidence that the sound technology investments we’ve made over the past two years will position Spheris to drive future top line growth. Operational efficiencies provided by our global resources and speech recognition capabilities have allowed us to successfully manage through a year marked by significant transformation as we continue our evolution to become the leading clinical documentation technology and services company.”
Simpson added, “Our blended technology and services approach is gaining momentum in the marketplace and comes at a time when we are focusing our efforts more intensely on a true end-to-end clinical documentation solution. Our immediate priorities for 2008 will be to further accelerate our speech recognition and global utilization initiatives and the development of our Spheris ClarityR technology enhancements. By doing so, we expect to continue our positive EBITDA trend in 2008 and to position Spheris for substantial new business opportunities.”
Balance Sheet Highlights
As of December 31, 2007, the outstanding indebtedness under the Company’s senior secured credit facility was $70.0 million and the outstanding indebtedness under the Company’s senior subordinated notes was $125.0 million. During the third quarter of 2007, the Company entered into a new financing agreement to replace the Company’s previous senior secured credit facility. Concurrent with the closing of the new senior secured credit facility, the Company utilized operating cash flows to reduce its senior debt by $3.0 million.
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Spheris Reports Fourth Quarter and Year-End 2007 Results

March 26, 2008
Liquidity Highlights
As of December 31, 2007, Spheris held $7.2 million in unrestricted cash and cash equivalents. During 2007, the Company generated cash from operating activities of $13.6 million compared with $7.8 million of cash generated from operating activities during 2006. The $5.8 million increase in cash generated by operating activities over the prior year resulted primarily from the operating income improvements described above.
Investor Conference Call and Webcast
Spheris will host a conference call on March 27, 2008, at 8 a.m. CT. The number to call for this interactive teleconference is (800) 240-4186. Following the conference call, the audio replay will be available for one week by dialing (303) 590-3000 and entering the confirmation number 11106043#. The live broadcast of Spheris’ quarterly conference call will be available online at www.spheris.com and http://www.videonewswire.com/event.asp?id=44839 on March 27, 2008, at 8 a.m. CT. The online replay will be available on Spheris’ Web Site shortly after the call and will continue for 30 days.
About Spheris
Spheris is a leading global outsource provider of clinical documentation technology and services to more than 500 health systems, hospitals and group practices throughout the U.S. Spheris offers a highly advanced, Web-based technology platform, available as an independent solution to support in-house departments or blended with Spheris’ outsource services. Spheris employs approximately 5,500 skilled medical language specialists supporting the Company’s clients through a secure network. Using a Follow the SunSM service strategy, customer support is provided 24 hours a day, 365 days a year with an emphasis on verifiable quality, turnaround time and pricing. Spheris’ world-wide corporate headquarters are located in Franklin, Tenn. For more information, please visit www.spheris.com.
Forward-Looking Statements
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties as described in the filings made from time to time by the Company with the Securities and Exchange Commission, including, without limitation, the following: (i) the effect our substantial indebtedness has on our ability to raise additional capital to fund our business, to react to changes in the economy or our business and to fulfill our obligations under our indebtedness, including our senior secured credit facility and indenture relating to our senior subordinated notes; (ii) our history of losses and accumulated deficit; (iii) our ability to effectively manage our global production capacity, including our ability to recruit, train and retain qualified medical language specialists and maintain high standards of quality service in our operations; (iv) our ability to adapt and integrate new technology into our clinical documentation platforms to improve our production capabilities and expand the breadth of our technology and service offerings; (v) our ability to maintain our competitive position against current and future competitors, including our ability to gain new business with acceptable operating margins and ongoing price pressures related to our technology and services and the
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Spheris Reports Fourth Quarter and Year-End 2007 Results

March 26, 2008
healthcare market in general; (vi) the reluctance of potential customers to outsource or change providers of their clinical documentation technology and services and its impact on our ability to attract new customers and increase revenues; (vii) financial and operational risks inherent in our global operations, including foreign currency exchange rate fluctuations and transfer pricing laws between the United States and India; (viii) our ability to attract, hire and retain skilled technical and managerial personnel necessary to develop and implement technology and services to our customers; (ix) the effect on our business if we incur additional debt, contingent liabilities and expenses in connection with future acquisitions or if we cannot effectively integrate newly acquired operations; and (x) our ability to adequately protect our intellectual property rights, including our proprietary technology and the intellectual property we license from third parties.
The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.
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Spheris Reports Fourth Quarter and Year-End 2007 Results

March 26, 2008
SPHERIS INC.
Condensed Consolidated Statements of Operations
(Amounts in Thousands)

	(Unaudited)
	Three Months ended
	December 31,		Year ended December 31,
	2007	2006	2007	2006
Net revenues	$48,597	$51,375	$200,392	$207,141

Operating expenses:
Direct costs of revenues (exclusive of depreciation and amortization below)	35,290	37,343	144,094	152,120

Marketing and selling expenses	1,026	1,377	4,781	5,392

General and administrative expenses	4,953	4,558	19,892	18,974

Depreciation and amortization	6,101	6,840	24,273	26,553

Total operating costs	47,370	50,118	193,040	203,039

Operating income	1,227	1,257	7,352	4,102

Loss on refinance of debt	—	—	1,828	—

Interest expense, net	5,038	5,487	21,171	21,136

Other expense (income)	1,240	(261)	1,570	(401)

Net loss before income taxes	(5,051)	(3,969)	(17,217)	(16,633)

Benefit from income taxes	(1,218)	(587)	(5,856)	(4,483)

Net loss	$(3,833)	$(3,382)	$(11,361)	$(12,150)

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Spheris Reports Fourth Quarter and Year-End 2007 Results

March 26, 2008
SPHERIS INC.
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share Amounts)

	December 31,
	2007	2006
Assets
Current assets
Unrestricted cash and cash equivalents	$7,195	$6,323
Restricted cash	309	529
Accounts receivable, net of allowance of $1,569 and $1,191, respectively	33,595	33,576
Deferred taxes	3,386	2,775
Prepaid expenses and other current assets	4,460	3,463

Total current assets	48,945	46,666

Property and equipment, net	12,747	12,435
Internal-use software, net	1,932	3,679
Customer contracts, net	13,968	29,943
Goodwill	218,841	219,311
Other noncurrent assets	3,689	3,714

Total assets	$300,122	$315,748

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$4,237	$2,520
Accrued wages and benefits	18,130	17,066
Current portion of long-term debt and capital lease obligations	35	809
Other current liabilities	4,324	5,838

Total current liabilities	26,726	26,233

Long-term debt and capital lease obligations, net of current portion	191,761	193,942
Deferred tax liabilities	92	6,180
Other long-term liabilities	4,857	2,755

Total liabilities	223,436	229,110

Common stock, $0.01 par value, 100 shares authorized, 10 shares issued and outstanding	—	—
Other comprehensive income (loss)	564	(474)
Contributed capital	111,158	110,787
Accumulated deficit	(35,036)	(23,675)

Total stockholders’ equity	76,686	86,638

Total liabilities and stockholders’ equity	$300,122	$315,748

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Spheris Reports Fourth Quarter and Year-End 2007 Results

March 26, 2008
SPHERIS INC.
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Year Ended December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(11,361)	$(12,150)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,273	26,553
Write-off and amortization of acquired technology	648	736
Deferred taxes	(6,435)	(5,489)
Amortization of debt discounts and issuance costs	833	756
Loss on debt refinancing	1,828	—
Other non-cash items	1,520	112
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(19)	(1,951)
Prepaid expenses and other current assets	(476)	(264)
Accounts payable	1,717	(678)
Accrued wages and benefits	1,556	2,908
Other current liabilities	(57)	(1,323)
Other noncurrent assets and liabilities	(417)	(1,434)

Net cash provided by operating activities	13,610	7,776

Cash flows from investing activities:
Purchases of property and equipment	(5,699)	(5,876)
Purchases and development of internal-use software	(1,201)	(1,309)
Purchase of Vianeta, net of cash acquired	(1,547)	(7,788)

Net cash used in investing activities	(8,447)	(14,973)

Cash flows from financing activities:
Proceeds from debt	71,320	—
Payments on debt and capital leases	(76,066)	(982)
Debt issuance costs	(583)	(452)
Capital contributions	—	8,000

Net cash (used in) provided by financing activities	(5,329)	6,566

Effect of exchange rate change on cash and cash equivalents	1,038	(385)

Net increase (decrease) in unrestricted cash and cash equivalents	872	(1,016)
Unrestricted cash and cash equivalents, at beginning of period	6,323	7,339

Unrestricted cash and cash equivalents, at end of period	$7,195	$6,323

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Spheris Reports Fourth Quarter and Year-End 2007 Results

March 26, 2008
SPHERIS INC.
Supplemental Financial Information
(Amounts in Thousands)

	(Unaudited)
	Three Months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Net loss	$(3,833)	$(3,382)	$(11,361)	$(12,150)

Depreciation and amortization	6,101	6,840	24,273	26,553

Loss on refinance of debt	—	—	1,828	—

Interest expense, net	5,038	5,487	21,171	21,136

Other expense (income)	1,240	(261)	1,570	(401)

Benefit from income taxes	(1,218)	(587)	(5,856)	(4,483)

EBITDA	$7,328	$8,097	$31,625	$30,655

Note to Supplemental Financial Information
Earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that this non-GAAP measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way management and the Company’s senior lenders view the Company’s operating results. Management believes EBITDA is useful as a supplemental measure of the performance of the Company’s operations because it isolates the Company’s operating performance from the accounting impact of the Company’s financing strategies, tax provisions, and depreciation and amortization. Additionally, since EBITDA is a significant component of certain financial covenants under the Company’s senior secured credit facility agreement, management believes EBITDA is useful for investors to better assess the Company’s compliance with these financial covenants. Management believes EBITDA should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in this press release, as the items excluded in the presentation of EBITDA are significant components in understanding and assessing financial performance. A reconciliation of EBITDA to the nearest comparable GAAP financial measure is provided above. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
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